Exhibit 10.39

MCO HOLDINGS, INC.

TAX ALLOCATION AGREEMENT

OF MAY 21, 1988

This Agreement is made as of May 21, 1988, between MCO Holdings, Inc. ("Parent"), a Delaware corporation, and the signatory corporations hereto (each such corporation is hereinafter individually and collectively referred to as "Subsidiary").

WHEREAS, each Subsidiary is currently a member of an affiliated group within the meaning of Section 1504 (a) of The Internal Revenue code (the "Code") of which Parent is the common parent corporation (the "Group"); and

WHEREAS, pursuant to a tax allocation agreement dated as of March 17, 1987 ("March 87 Agreement") among Parent and certain of its then existing subsidiaries shown on Schedule A hereto ("Prior Group"), Parent and such subsidiaries established a Tax Allocation Method, as hereinafter defined, for the Prior Group. As used herein, the term "Tax Allocation Method" shall mean a method for allocating the consolidated tax liability of a group among its members and for reimbursing the group's parent for the payment of such liability; and

WHEREAS, pursuant to a tax allocation agreement dated as of May 1, 1987, as amended ("May 87 Agreement"), MAXXAM Group Inc. ("MAXXAM") and certain of its then existing subsidiaries shown on Schedule B hereto, established a Tax Allocation Method for the affiliated group of which MAXXAM was the parent ("MGI Group"); and

WHEREAS, on May 20, 1988, a wholly-owned subsidiary of Parent merged with and into MAXXAM ("MAXXAM Merger".), and MAXXAM became a wholly-owned subsidiary of Parent; and

WHEREAS, as a consequence of the MAXXAM Merger, the MGI Group no longer remains in existence within the meaning of Treasury Regulation §1.1502-75(a) and therefore the May 87 Agreement has terminated with respect to taxable periods beginning after May 20, 1988; and

WHEREAS, Parent and its undersigned subsidiaries, including MAXXAM and its undersigned subsidiaries, desire to establish a Tax Allocation Method for the Group which includes all current members of the Group, including MAXXAM and its undersigned subsidiaries.

NOW, THEREFORE, in consideration of the promises and of the mutual agreements and covenants contained herein, Parent and each Subsidiary hereby agree as follows:

1.         The March 87 Agreement is hereby terminated with respect to taxable periods beginning on and after January 1, 1988;

2.             Each undersigned subsidiary (each referred to herein as a "Subsidiary") agrees to be included in, and Parent agrees to file a consolidated Federal income tax return for all taxable years in which Parent and each Subsidiary are eligible to file consolidated returns as an affiliated group of corporations as such term is defined in Section 1504 of the Code.

3.             All elections relating to the filing of a consolidated Federal income tax return which are required or are available and the computation of the consolidated Federal income tax liability of the Group shall be made by Parent. Each Subsidiary shall execute such consents and other documents as are necessary in connection therewith.

4.             Parent, as the common parent and agent of the Group, shall be responsible for, and shall pay, any consolidated Federal income tax liability of the Group.

5.	(a)
There shall be computed a Federal income tax liability for each Subsidiary for any taxable period covered by Section 7 of this Agreement (the "Applicable Period") as if (i) each Subsidiary had filed a separate return for such period and all prior Applicable Periods and (ii) each Subsidiary was never a member of the Group. In calculating such liability the separate returns shall be prepared by taking into account all inter-company transactions, including those eliminated by reason of the consolidated return Treasury Regulations.

(b)
If the foregoing calculation results in a Federal income tax liability for a Subsidiary with respect to the Applicable Period, then, in that event, the Subsidiary shall pay such computed income tax liability to Parent in such amounts and at such times as the Subsidiary would have been required to pay to the Internal Revenue Service if it were an unaffiliated corporation making separate estimated payments of tax and filing a separate tax return.

(c)
If the foregoing calculation with respect to the Applicable Period results in a net operating loss that can be carried back to a prior taxable period or periods of a Subsidiary with respect to which the subsidiary previously made payments to Parent pursuant to the preceding paragraph (b), then, in that event, Parent shall pay the Subsidiary an amount equal to the tax refund to which the Subsidiary would have been entitled if it were an unaffiliated corporation that filed separate income tax returns in respect of all the relevant taxable periods.

(d)
If the foregoing calculation with respect to the Applicable Period results in a net operating loss that cannot be carried back to a prior taxable period or periods of a Subsidiary with respect to which the Subsidiary previously made payments to Parent pursuant to the preceding paragraph (b), then, in that event, such net operating loss shall be a net operating loss carryover to be used by the Subsidiary in computing its Federal income tax liability pursuant to the preceding paragraph (a) for future taxable periods, under the law applicable to net operating loss carryovers in general.

(e)
Any adjustment other than a net operating loss carryback described in paragraph (c) -above, for whatever reason including, without limitation, audits or amended returns), to any item affecting a calculation of tax liabilities under paragraph (a), (b), (c) or (d) above, shall be given effect by redetermining the amount payable by or due to each Subsidiary pursuant to this Agreement as if such adjustment was part of the original determination hereunder and including any interest due to or from the Internal Revenue Service as a result of such adjustment.

6.             The foregoing principles shall apply in similar-fashion to any consolidated state or other local income tax return which the Group may elect or be required to file.

7.             With respect to each Subsidiary, this Agreement shall be effective for the Group's 1988 taxable period and all subsequent taxable periods (excluding any period of time in 1988 in which the Subsidiary was not a member of the Group), until the date on which (i) the Subsidiary ceases to be a member of the Group, (ii) the Group no longer remains in existence within the meaning of Treasury Regulation §1.1502-75(a), or (iii) the Group is no longer eligible to file, or is no longer eligible to join in the filing of, a consolidated return for Federal-income tax purposes. Prior too or upon termination of this agreement, the parties may enter into a new agreement, consistent with the provisions of this agreement, taking into account, among other things, to the extent applicable, the manner in which the Subsidiary ceased to be a member of the Group, the reason that the Group is no longer in existence, or the reason that Parent and Subsidiary can no longer join in the same consolidated return.

8.            This agreement is entered into by the parties solely in recognition of the mutual benefits resulting from filing a Federal (or state or other local) consolidated tax return. The respective amounts of tax liability allocated to Parent and each Subsidiary :for purposes of computing such corporations' earnings and profits for Federal (or any other) income tax purposes may differ from those determined in accordance with this agreement. Furthermore, any amount treated for Federal (or state) income tax purposes, on account of such a difference, as a contribution to capital or distribution with respect to stock, or a combination thereof, as the case may be, shall be treated as a contribution to capital, a distribution with respect to stock, or a combination thereof, solely for Federal (or state) income tax purposes.

IN WITNESS WHEREOF, Parent and each Subsidiary have executed this Agreement by authorized officers thereof as of the date first above written.

MCO Holdings, Inc.

		By:	/s/ James V. Iaco, Jr.

Braztah Corporation		TW Energy Corp.

By:	/s/ James V. Iaco, Jr.	By:	/s/ James V. Iaco, Jr.

Carbon Fuel Company		MCOP Advertising, Inc.

By:	/s/ James V. Iaco, Jr.	By:	/s/ James V. Iaco, Jr.

McCulloch Consolidated Coal Company		Cattleman’s Title Guarantee Company

By:	/s/ James V. Iaco, Jr.	By:	/s/ James V. Iaco, Jr.

MCO Development, Inc.		American Land Realty Services, Incorporated

By:	/s/ James V. Iaco, Jr.	By:	/s/ James V. Iaco, Jr.

MCO Investments, Inc.		Havasu Development Corporation

By:	/s/ James V. Iaco, Jr.	By:	/s/ James V. Iaco, Jr.

MCO Equities, Inc.		Holiday Island Development Co.

By:	/s/ James V. Iaco, Jr.	By:	/s/ James V. Iaco, Jr.

Fountain Hills Management Corporation		MCO Realty, Inc.

By:	/s/ James V. Iaco, Jr.	By:	/s/ James V. Iaco, Jr.

Holiday Island Realty, Inc.		Spring Creek Recreation Corp.

By:	/s/ James V. Iaco, Jr.	By:	/s/ James V. Iaco, Jr.

MCO Real Estate, Inc.		Chaparral City Water Company

By:	/s/ James V. Iaco, Jr.	By:	/s/ James V. Iaco, Jr.

Pueblo West Properties, Inc.		Westcliff Development Corporation

By:	/s/ James V. Iaco, Jr.	By:	/s/ James V. Iaco, Jr.

Spring Creek Corporation		Top of Aspen, Inc.

By:	/s/ James V. Iaco, Jr.	By:	/s/ James V. Iaco, Jr.

McCulloch Community Properties of Texas, Inc.		MCO Communities, Inc.

By:	/s/ James V. Iaco, Jr.	By:	/s/ James V. Iaco, Jr.

Holly Development Co.		Pueblo West Storage Co., Inc.

By:	/s/ James V. Iaco, Jr.	By:	/s/ James V. Iaco, Jr.

Spring Creek Utilities Co.		Pueblo West Development Co.

By:	/s/ James V. Iaco, Jr.	By:	/s/ James V. Iaco, Jr.

MCO Properties Inc.		MCO Consulting, Inc.

By:	/s/ James V. Iaco, Jr.	By:	/s/ James V. Iaco, Jr.

Houston Holdings, Inc.		MAXXAM Group Inc.

By:	/s/ James V. Iaco, Jr.	By:	/s/ James V. Iaco, Jr.

Candelero Hotel Corporation		Eagle Creek Country Club, Inc.

By:	/s/ James V. Iaco, Jr.	By:	/s/ James V. Iaco, Jr.

Eagle Creek Realty Company		Eagle Creek Utility Company

By:	/s/ James V. Iaco, Jr.	By:	/s/ James V. Iaco, Jr.

Houston Group Inc.		KaiserTech Acquisition Corporation

By:	/s/ James V. Iaco, Jr.	By:	/s/ James V. Iaco, Jr.

KLU Holdings, Inc.		MAXXAM (Cayman) Corporation

By:	/s/ James V. Iaco, Jr.	By:	/s/ James V. Iaco, Jr.

MAXXAM Mortgage Corp.		MAXXAM Properties Inc.

By:	/s/ James V. Iaco, Jr.	By:	/s/ James V. Iaco, Jr.

MPI Investments Corp.		Palmas Holding Corp.

By:	/s/ James V. Iaco, Jr.	By:	/s/ James V. Iaco, Jr.

The Pacific Lumber Company		The Pacific Lumber Company of Illinois

By:	/s/ James V. Iaco, Jr.	By:	/s/ James V. Iaco, Jr.

Palco Export Company		Palco, Inc.

By:	/s/ James V. Iaco, Jr.	By:	/s/ James V. Iaco, Jr.

Redwood Sales Company		Sangre de Cristo Timber Corporation

By:	/s/ James V. Iaco, Jr.	By:	/s/ James V. Iaco, Jr.

Yoshuba Farms

By:	/s/ James V. Iaco, Jr.

Schedule A

MCO Holdings, Inc.
Braztah Corporation
Carbon Fuel Company
McCulloch Consolidated Coal Company
MCO Development Inc.
TW Energy Corp.
MCOP Advertising, Inc.
Cattleman's Title Guarantee Company
American Land Realty Service, Incorporated
MCO Investments, Inc.
MCO Equities, Inc. MGPC, Inc.
Fountain Hills Management Corporation Holiday Island Realty, Inc.
MCO Real Estate, Inc.
Pueblo West Properties, Inc.
Spring Creek Corporation
McCulloch Community Properties of Texas, Inc.
Havasu Development Corporation
Holiday Island Development Co.
MCO Realty, Inc.
Spring Creek Recreation Corp.
Chaparral City. Water Company
Westcliff Development Corporation
Top of Aspen, Inc.
MCO Communities, Inc.
Pueblo West Storage Co., Inc.
Holly Development Co.
Spring Creek Utilities Co.
MCO Properties Inc.
Pueblo West Development Co.
MCO Consulting, Inc.

Schedule B

MAXXAM Group Inc.
Candelero Hotel Corporation
Eagle Creek Country Club, Inc. Eagle Creek Realty Company
MXM-2 Corporation
MXM-3 Corporation
PALCO Industries, Inc.
MAXXAM Properties Inc.
MAXXUS Properties Inc.
Palmas del Mar Company
Palmas Holding Corp.
MAXXAM Mortgage Corporation
MXM Holdings Corporation
The Pacific Lumber Company
Yosuba Farms
Victor Equipment Company
Tweco Products, Inc.
Thermal Dynamics Corporation PALCO International Corp.
Coyne Cylinder Co.
Cyclomatic Industries, Inc.